[Exhibit 99.4]

                          CERTIFICATION
                          -------------

In connection with the Quarterly Report of Link Plus Corporation, (the "Company") on Form 10-QSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald L. Kolasch, President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act, that:

(1) The Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations on the Company.



By: /s/ Donald L. Kolasch, President
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May 20, 2003